EXHIBIT 31-3
CERTIFICATIONS
I, David T. Lougee, certify that:

1.     I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A of TEGNA Inc.; and

2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ David T. Lougee
David T. Lougee
President and Chief Executive Officer (principal executive officer)

Date : May 1, 2023